EXHIBIT 1-A
                            ARTICLES OF INCORPORATION

                                       OF

                        CLEMENTE GLOBAL GROWTH FUND, INC.














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                                                                     Exhibit 1-B


                              ARTICLES OF AMENDMENT
                                       OF

                       CLEMENTE STRATEGIC VALUE FUND, INC.

         CLEMENTE STRATEGIC VALUE FUND, INC. (hereinafter referred to as the "Corporation"), a Maryland corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Article SECOND of the Charter is hereby amended in its entirety to read as follows:

                           The name of the corporation (which is hereinafter
                  referred to as the "Corporation") is "CORNERSTONE STRATEGIC VALUE FUND, INC."

         SECOND: The foregoing amendment to the Charter of the Corporation has been approved by the Board of Directors of the Corporation.

         IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on this 20th day of April, 2001.

                                    CLEMENTE STRATEGIC VALUE FUND, INC.


                                    By:________________________________________
                                    Name:            Ralph W. Bradshaw
                                    Title:           President
WITNESS:

----------------------------
Name:    Thomas R. Westle
Title:   Secretary

Clemente Strategic Value Fund, Inc.
c/o Bear Stearns Funds Management Inc.
575 Lexington Avenue, 9th Floor
New York, New York 10022

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                                                                       EXHIBIT 2

                     CORNERSTONE STRATEGIC VALUE FUND, INC.
                            (A Maryland Corporation)
                  Amended and Restated as of February 20, 2004

                                    ARTICLE I
                NAME OF CORPORATION, LOCATION OF OFFICES AND SEAL

Section 1.01      NAME.
         The name of the Corporation is CORNERSTONE STRATEGIC VALUE FUND, INC.

Section 1.02      PRINCIPAL OFFICES.
         The principal office of the Corporation in the State of Maryland shall be located in the City of Baltimore. The Corporation shall also maintain a principal office in the City of New York, State of New York. The Corporation may, in addition, establish and maintain such other offices and places of business as the Board of Directors may, from time to time, determine. [MGCL, 2-108]*

Section 1.03      SEAL.
         The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, and the word "Maryland." The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or Director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same. [MGCL, 1-304]

ARTICLE II
STOCKHOLDERS

Section 2.01      ANNUAL MEETINGS.
         The annual meeting of the shareholders of the Fund shall be held on a date fixed from time to time by the Board of Directors within the thirty-one
(31) day period ending six (6) months after the end of the Fund's fiscal year. An annual meeting may be held at any place in or out of the State of Maryland as may be determined by the Board of Directors as shall be designated in the notice of the meeting and at the time specified by the Board of Directors. Any business of the Corporation may be transacted at an annual meeting without being specifically designated in the notice unless otherwise provided by statute, the Corporation's Charter or these By-Laws.

--------------------
*Bracketed citations are to the General Corporation Law of the State of Maryland ("MGCL") or to the United States Investment Company Act of 1940, as amended (the "Investment Company Act"), or to Rules of the United States Securities and Exchange Commission thereunder ("SEC Rules"), all as they were in effect on January 12, 2001. The citations are inserted for reference only and do not constitute a part of the By-Laws.)



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Section 2.02      SPECIAL MEETINGS.
         Special meetings of the Stockholders may be called at any time by the Chairman of the Board, the President or by any Vice President, or by a majority of the Board of Directors. Special meetings of the Stockholders shall be called by the Secretary upon the written request of the holders of shares entitled to not less than twenty-five (25%) percent of all the votes entitled to be cast at such meeting, provided that (a) such request shall state the purpose of such meeting and the matters proposed to be acted on, and (b) the Stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Stockholders. No special meeting need be called, upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of the Stockholders held during the preceding twelve (12) months. [MGCL, 2502]

Section 2.03      NOTICE OF MEETINGS.
         The Secretary or an Assistant Secretary shall cause notice of the place, date and hour, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, to be mailed, not less than ten (10) nor more than ninety (90) days before the date of the meeting, to each Stockholder entitled to vote at such meeting, at his address as it appears on the records of the Corporation at the time of such mailing. Notice of any Stockholders' meeting need not be given to any Stockholder who shall sign a written waiver of such notice whether before or after the time of such meeting, which waiver shall be filed with the record of such meeting, or to any Stockholder who shall attend such meeting in person or by proxy. Notice of adjournment of a Stockholders' meeting to another time (not more than one hundred twenty (120) days after the original record date) or place need not be given, if such time and place are announced at the meeting. Irregularities in the notice or in the giving thereof as well as the accidental omission to give notice of any meeting to, or the non-receipt of any such notice by, any of the Stockholders shall not invalidate any action taken by or at any such meeting. [MGCL, 2-504, 2-511(d)]

         Section 2.04      NOMINATIONS AND PROPOSALS BY STOCKHOLDERS

         (a) Annual Meetings of Stockholders.

                  (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the Stockholders may be made at an annual meeting of Stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or
(iii) by any Stockholder of the Corporation who was a Stockholder of record both at the time of giving of notice provided for in this Section 2.04(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.04(a).

                  (2) For nominations to the Board of Directors or other business to be properly brought before an annual meeting by a Stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 2.04, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by Stockholders. To be timely, a Stockholder's notice must be delivered to the Secretary at the principal executive office of the Corporation by not




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later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding years annual meeting nor earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the anniversary date of the mailing of the notice for the preceding year's annual meeting, notice by the Stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meting or the tenth day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Corporation. In no event shall the public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time commence a new time period for the giving of a Stockholder's notice described above. A Stockholder's notice to be proper must set forth (i) as to each person whom the Stockholder proposes to nominate for election or reelection as a director (A) the name, age, business address and residence address of such person, (B) the class and number of shares of stock of the Corporation that are beneficially owned or owned of record by such person and (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected): (ii) as to any other business that the Stockholder proposes to be before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder (including any anticipated benefit to the Stockholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the Stockholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such Stockholder, as they appear on the Corporation's stock ledger and current name and address, if different, and of such beneficial owner, and (y) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such Stockholder and such beneficial owner.

                  (3) Notwithstanding anything in the second sentence of Paragraph (a)(2) of this Section 2.04 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation of such action or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting, a Stockholder's notice required by this Section 2.04(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day immediately following the day on which such public announcement is first made by the Corporation.

         (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting



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of Stockholders at which directors are to be elected (i) pursuant to the
Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any Stockholder of the Corporation who is a Stockholder of record both at the time of giving of notice provided for in this Section 2.04(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.04(b). In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more directors to the Board of Directors, any such Stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the Stockholder's notice containing the information required by paragraph (a)(2) of this Section 2.04 shall have been delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a Stockholder's notice as described above.

         (c) General.
                  (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.04 shall be eligible to serve as directors, and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.04. The chairman of the meeting shall have the power and duty to determine whether a nomination of any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.04 and, if any proposed nomination or other business is not in compliance with this Section 2.04, to declare that such nomination or proposal shall be disregarded.
                  (2) For purposes of this Section 2.04, (a) the "date of mailing of the notice" shall mean the date of the proxy statement for the solicitation or proxies for election of directors and (b) "public announcement" shall mean disclosure (i) in a press release either transmitted to the principal securities exchange on which shares of the Corporation's common stock are traded or reported by a recognized news service or (ii) in a document publicly filed by the Corporation with the United States Securities and Exchange Commission.
                  (3) Notwithstanding the foregoing provisions of this Section 2.04, a Stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.04. Nothing in this Section
2.04 shall be deemed to affect any right of a Stockholder to requires inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 2.05      VOTING - IN GENERAL.
         At every Stockholders' meeting each Stockholder shall be entitled to one vote for each share, and a proportionate vote for each portion of a share, of stock of the Corporation validly issued and outstanding and held by such Stockholder, except that no shares held by the Corporation shall be entitled to a vote. Except as otherwise specifically provided in the Corporation's Charter or these By-Laws or as required by provisions of the United States Investment



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Company Act of 1940, as amended from time to time, all matters shall be decided by a vote of the majority of the votes validly cast. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting. [MGCL, 2-507]

Section 2.06      STOCKHOLDERS ENTITLED TO VOTE.
         If, pursuant to Section 7.05 hereof, a record date has been fixed for the determination of Stockholders entitled to notice of or to vote at any Stockholders' meeting, each Stockholder of the Corporation shall be entitled to vote, in person or by proxy, each share of stock standing in his name on the books of the Corporation on such record date and outstanding at the time of the meeting. If no record date has been fixed for the determination of Stockholders, the record date for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day on which notice of the meeting is mailed or the day thirty (30) days before the meeting, whichever is the closer date to the meeting, or, if notice is waived by all Stockholders, at the close of business on the tenth (10th) day next preceding the day on which the meeting is held. [MGCL, 2-511]

Section 2.07      VOTING - PROXIES.
         The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been executed in writing by the Stockholder himself or by his attorney thereunto duly authorized in writing. No proxy shall be voted on after eleven (11) months from its date unless it provides for a longer period. Each proxy shall be in writing subscribed by the Stockholder or his duly authorized attorney and shall be dated, but need not be sealed, witnessed or acknowledged. Proxies shall be delivered to the Secretary of the Corporation or person acting as Secretary of the meeting before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Stockholder shall be deemed valid unless challenged at or prior to its exercise. [MGCL, 2-507(b)]

Section 2.08      QUORUM.
         The presence at any Stockholders' meeting, in person or by proxy, of Stockholders entitled to cast 1/3 of the votes thereat shall be necessary and sufficient to constitute a quorum for the transaction of business. [MGCL, 2-506(a)]

Section 2.09      ABSENCE OF QUORUM.
         In the absence of a quorum, the holders of a majority of shares entitled to vote at the meeting and present thereat in person or by proxy, or, if no Stockholder entitled to vote is present thereat in person or by proxy, any officer present thereat entitled to preside or act as Secretary of such meeting, may adjourn the meeting SINE DIE or from time to time. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

Section 2.10      STOCK LEDGER AND LIST OF STOCKHOLDERS.
         It shall be the duty of the Secretary or Assistant Secretary of the Corporation to cause an original or duplicate stock ledger to be maintained at the office of the Corporation's transfer agent in New York. Such stock ledger may be in written form or any other form capable of being converted into written



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form within a reasonable time for visual inspection. Any one or more persons, each of whom has been a Stockholder of record of the Corporation for more than six (6) months next preceding such request, owning in the aggregate five (5%) percent or more of the outstanding stock of any class of the Corporation, may submit (unless the Corporation at the time of the request maintains a duplicate stock ledger at its principal office in Maryland) a written request to any officer of the Corporation or its resident agent in Maryland for a list of the Stockholders of the Corporation. Within twenty (20) days after such a request, there shall be prepared and filed at the Corporation's principal office in Maryland a list containing the names and addresses of all Stockholders of the Corporation and the number of shares of each class held by each Stockholder, certified as correct under oath by an officer of the Corporation, by its stock transfer agent, or by its registrar. [MGCL, 2-209, 2-513]

Section 2.11      ACTION WITHOUT MEETING:
         Any action to be taken by Stockholders may be taken without a meeting if all Stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of Stockholders. Such consent shall be treated for all purposes as a vote at a meeting. [MGCL, 2-505]

ARTICLE III
BOARD OF DIRECTORS

Section 3.01      GENERAL POWERS.

         (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all the powers of the Corporation except those powers vested solely in the Stockholders of the Corporation by statute, by the Corporation's Charter, or by these By-Laws. [MGCL, 2-401]

         (b) All acts done by any meeting of the Directors or by any person acting as a Director, so long as his successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the Directors or of such person acting as aforesaid or that they or any of them were disqualified, be as valid as if the Directors or such other person, as the case may be, had been duly elected and were or was qualified to be Directors or a Director of the Corporation.

Section 3.02      NUMBER, ELECTION AND TERM OF DIRECTORS.
         The number of Directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the Directors then in office; provided, however, that the number of Directors shall in no event be fewer than three (3) nor more than fifteen (15).

         The Directors shall be elected by a plurality of the stock voting at an annual meeting of the Stockholders or special meeting in lieu thereof called for that purpose, except as provided in Section 3.05 of this Article, and each Director elected shall hold office until his successor shall have been elected and shall have qualified, or until his death, or until he shall have resigned or have been removed as provided in these By-Laws, or as otherwise provided by statute or the Corporation's Charter. Any vacancy created by an increase in Directors may be filled in accordance with Section 3.05 of this Article III. No reduction in the number of Directors shall have the effect of removing any



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Director from office prior to the expiration of his term unless the Director is specifically removed pursuant to Section 3.04 of this Article III at the time of the decrease. A Director need not be a stockholder of the Corporation, a citizen of the United States or a resident of the State of Maryland.

Section 3.03      RESIGNATION.
         A Director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman of the Board or to the President or the Secretary of the Corporation. Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified in it, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.

Section 3.04      REMOVAL OF DIRECTORS.
         Any Director of the Corporation may be removed by the Stockholders with or without cause by a vote of a majority of the votes entitled to be cast for the election of Directors.

Section 3.05      VACANCIES:
         Subject to the provisions of the Investment Company Act of 1940, any vacancies in the Board of Directors, whether arising from death, resignation, removal or any other cause except an increase in the number of Directors, shall be filled by a vote of the majority of the Board of Directors then in office even though that majority is less than a quorum, provided that no vacancy or vacancies shall be filled by action of the remaining Directors if, after the filling of the vacancy or vacancies, fewer than two-thirds of the Directors then holding office shall have been elected by the Stockholders of the Corporation. A majority of the entire Board may fill a vacancy that results from an increase in the number of Directors. In the event that at any time a vacancy exists in any office of a Director that may not be filled by the remaining Directors, a special meeting of the Stockholders shall be held as promptly as possible and in any event within sixty (60) days, for the purpose of filling the vacancy or vacancies. Any Director appointed by the Board of Directors to fill a vacancy shall hold office only until the next annual meeting of Stockholders of the Corporation and until a successor has been elected and qualifies or until his earlier resignation or removal. Any Director elected by the Stockholders to fill a vacancy shall hold office for the balance of the term of the Director whose death, resignation or removal occasioned the vacancy and until a successor has been elected and qualifies or until his earlier resignation or removal.

Section 3.06      ANNUAL AND REGULAR MEETINGS:
         The annual meeting of the Board of Directors for choosing officers and transacting other proper business shall be held immediately after the annual Stockholders' meeting at the place of such meeting. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place (within or outside the State of Maryland). Notice of such annual and regular meetings need not be given, provided that notice of any change in the time or place of such meetings shall be sent promptly to each Director not present at the meeting at which such change was made in the manner provided for notice of special meetings. Members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment



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by means which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting, provided that any such meeting is not for the purpose of voting on an investment advisory agreement. [MGCL, 2-409]

Section 3.07      SPECIAL MEETINGS:
         Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President (or, in the absence or disability of the President, by any Vice President), the Treasurer, or two or more Directors, at the time and place (within or outside the State of Maryland) specified in the respective notices or waivers of notice of such meetings.

Section 3.08      NOTICE:
         Notice of special meetings, stating the time and place, shall be mailed to each Director at his residence or regular place of business at least two (2) days before the day on which a special meeting is to be held or caused to be delivered to him personally or to be transmitted to him by telegraph, cable or wireless at least one (1) day before the meeting. [MGCL, 2-409]

Section 3.09      WAIVER OF NOTICE:
         No notice of any special meeting need be given to any Director who attends such meeting in person or to any Director who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting. [MGCL, 2-409(c)]

Section 3.10      QUORUM AND VOTING.
         At all meetings of the Board of Directors the presence of one-third (1/3) or more of the number of Directors then in office shall constitute a quorum for the transaction of business, provided that there shall be present no less than one-third of the total number of Directors fixed pursuant to Section
3.02 nor less than two (2) Directors. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by law, by the Corporation's Charter or by these By-Laws. Notice of the time and place of any adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the time and place were announced at the meeting at which the adjournment was taken, to the other Directors. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called. [MGCL, 2-408]

Section 3.11      COMPENSATION.
         Each Director shall be entitled to receive compensation, if any, as may from time to time be fixed by the Board of Directors, including a fee for each meeting of the Board or any committee thereof, regular or special, he attends. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of a Board or committee meeting.

Section 3.12      ACTION WITHOUT A MEETING.
         Any action required or permitted to be taken at any meeting of the Board of Directors (except voting on an investment advisory agreement) or of any committee thereof may be taken without a meeting if written consents thereto are



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signed by all members of the Board or such committee and such written consents are filed with the minutes of proceedings of the Board or such committee. [MGCL, 2-408(c)]

ARTICLE IV
EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section 4.01      HOW CONSTITUTED.
         By resolution adopted by the Board of Directors, the Board may designate one (1) or more committees including an Executive Committee, each consisting of at least two (2) Directors. Each member of a committee shall be a Director and shall hold office during the pleasure of the Board. The Chairman of the Board, if any, and the President shall be members of the Executive Committee. [MGCL, 2-411]

Section 4.02      POWERS OF THE EXECUTIVE COMMITTEE.
         Unless otherwise provided by resolution of the Board of Directors, when the Board of Directors is not in session the Executive Committee shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the Corporation that may lawfully be exercised by an Executive Committee, except the power to declare dividends or distributions on stock, to authorize the issuance of stock, or to recommend to Stockholders any matter requiring Stockholders' approval, to amend the By-laws or to approve any merger or share exchange which does not require Stockholder approval. [MGCL, 2-411]

Section 4.03      OTHER COMMITTEES OF THE BOARD OF DIRECTORS.
                  ------------------------------------------
         To the extent provided by resolution of the Board, other committees shall have and may exercise any of the powers that may lawfully be granted to the Executive Committee. [MGCL, 2-411]

Section 4.04      PROCEEDINGS, QUORUM AND MANNER OF ACTING.
                  ----------------------------------------
         In the absence of an appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two (2) Directors. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum may appoint a member of the Board of Directors to act in the place of such absent member. [MGCL, 2-411]

ARTICLE V
OFFICERS

Section 5.01      GENERAL:
         The officers of the Corporation shall be a President, an Executive Vice President, a Secretary and a Treasurer, and may include one (1) or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.11 hereof. The Board of Directors may elect, but shall not be required to elect, a Chairman of the Board. [MGCL, 2-412]



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Section 5.02      ELECTION, TERM OF OFFICE AND QUALIFICATIONS:
         The officers of the Corporation (except those appointed pursuant to Section 5.11 hereof) shall be chosen by the Board of Directors at its first meeting or such subsequent meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting. If any officers are not chosen at any annual meeting, such officers may be chosen at any subsequent regular or special meeting of the Board. Except as provided in Section 5.03,
5.04 and 5.05 hereof, each officer chosen by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his successor shall have been elected and qualified. Any person may hold one or more offices of the Corporation except the offices of President and Vice President; provided that a person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer. The Chairman of the Board and the President shall be chosen from among the Directors of the Corporation and may hold such offices only so long as they continue to be Directors. No other officer need be a Director. [MGCL, 2-415]

Section 5.03      RESIGNATION.
         Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the Chairman of the Board, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 5.04      REMOVAL.
         Any officer may be removed from office, whenever in the Board's judgment the best interest of the Corporation will be served thereby, by the vote of a majority of the Board of Directors given at any regular meeting or any special meeting called for such purposes. In addition, any officer or agent appointed in accordance with the provisions of Section 5.11 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Directors. [MGCL, 2.413(c)]

Section 5.05      VACANCIES AND NEWLY CREATED OFFICES.
         If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of Directors at any regular or special meeting or, in the case of any office created pursuant to Section 5.11 hereof, by any officer upon whom such power shall have been conferred by the Board of Directors. [MGCL, 2-413(d)]

Section 5.06      CHAIRMAN OF THE BOARD.
         The Chairman of the Board, if there be such an officer, shall be the senior officer of the Corporation, preside at all Stockholders' meetings and at all meetings of the Board of Directors and shall be ex officio a member of all committees of the Board of Directors. He shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors. [MGCL, 2-414]

Section 5.07      PRESIDENT.
         The President shall be the chief executive officer of the Corporation and, in the absence of the Chairman of the Board or if no Chairman of the Board has been chosen, he shall preside at all Stockholders' meetings and at all meetings of the Board of Directors and shall in general exercise the powers and perform the duties of the Chairman of the Board. Subject to the supervision of



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the Board of Directors, he shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees and agents. Except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts or agreements. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors. [MGCL, 2-414]

Section 5.08      EXECUTIVE VICE PRESIDENT.
         The Executive Vice President shall be the chief operational officer of the Corporation and, subject to the direction and control of the Board of Directors, shall be in charge of the day-to-day business of the Corporation. He may assign such duties within the scope of his responsibility to such officers and employees of the Corporation as he deems necessary. In the absence of the President, the Executive Vice President shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

Section 5.09      VICE PRESIDENT.
         The Board of Directors may from time to time, designate and elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors, the President or the Executive Vice President. At the request or in the absence or disability of the Executive Vice President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the Executive Vice President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Executive Vice President. [MGCL, 2-414]

Section 5.10      TREASURER AND ASSISTANT TREASURERS.
         The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto. He shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his transactions as Treasurer; and as soon as possible after the close of each financial year he shall make and submit to the Board of Directors a like report for such financial year. He shall cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of Stockholders and filed within twenty
(20) days thereafter at the principal office of the Corporation in the State of Maryland. He shall perform all the acts incidental to the office of Treasurer, subject to the control of the Board of Directors.

         Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, he may perform all the duties of the Treasurer. [MGCL, 2-414]



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Section 5.11      SECRETARY AND ASSISTANT SECRETARIES.
         The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the Stockholders and Directors in a book to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

         Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, he may perform all the duties of the Secretary. [MGCL, 2-414]

Section 5.12      SUBORDINATE OFFICERS.
         The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

Section 5.13      REMUNERATION.
         The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 5.11 hereof.

Section 5.14      SURETY BONDS.
         The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the United States Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands. [SEC Rule 17g-1]

ARTICLE VI
EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES

Section 6.01      GENERAL.
         Subject to the provisions of Sections 5.07 hereof, all deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Corporation shall be signed by the President or a Vice President and by the Treasurer or Secretary or an Assistant Treasurer or an Assistant Secretary, or as the Board of Directors may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances.



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Section 6.02      CHECKS, NOTES, DRAFTS, ETC.
         So long as the Corporation shall employ a Custodian to keep custody of the cash and securities of the Corporation, all checks and drafts for the payment of money by the Corporation may be signed in the name of the Corporation by the Custodian. Except as otherwise authorized by the Board of Directors, all requisitions or orders for the assignment of securities standing in the name of the Custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the Corporation by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Promissory notes, checks or drafts payable to the Corporation may be endorsed only to the order of the Custodian or its nominee and only by the Treasurer or President or a Vice President or by such other person or persons as shall be authorized by the Board of Directors.

Section 6.03      VOTING OF SECURITIES.
         Unless otherwise ordered by the Board of Directors, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of Stockholders of any company in which the Corporation may hold stock. At any such meeting such officer shall possess and may exercise (in person or by proxy) any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may by resolution from time to time confer like powers upon any other person or persons. [MGCL, 2-509]

ARTICLE VII
CAPITAL STOCK

Section 7.01      CERTIFICATE OF STOCK.

         (a) Certificates of stock of the Corporation shall be in the form approved by the Board of Directors. Every holder of stock of the Corporation shall be entitled to have a certificate, signed in the name of the Corporation by the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or an Assistant Secretary, sealed with the seal of the Corporation and certifying the number and kind of shares owned by him in the Corporation; provided, however, that certificates for fractional shares will not be delivered in any case. Such signatures and seal may be a facsimile and may be mechanically reproduced thereon. The certificates containing such facsimiles shall be valid for all intents and purposes. [MGCL, 2-210, 2-211, 2-212]

         (b) In case any officer who shall have signed any such certificate, or whose facsimile signature has been placed thereon, shall cease to be such an officer (because of death, resignation or otherwise) before such certificate is issued, such certificate may be issued and delivered by the Corporation with the same effect as if he were such officer at the date of issue. [MGCL, 2-212(c)]

         (c) The number of each certificate issued, the name of the person owning the shares represented thereby, the number of such shares and the date of issuance shall be entered upon the stock books of the Corporation at the time of issuance.



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         (d) Every certificate returned to the Corporation shall be marked
"Cancelled" with the date of cancellation.

Section 7.02      TRANSFER OF CAPITAL STOCK.

         (a) Transfers of shares of the stock of the Corporation shall be made on the books of the Corporation by the holder of record thereof (in person or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Corporation) (i) if a certificate or certificates have been issued, upon the surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares, or (ii) as otherwise prescribed by the Board of Directors.

         (b) The Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, including, without limitation, the rights to receive dividends or other distributions and to vote as the owner, and the Corporation shall not be bound to recognize any legal, equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Maryland.

         Section 7.03      TRANSFER AGENTS AND REGISTRARS.
         The Board of Directors may, from time to time, appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

         Section 7.04      TRANSFER REGULATIONS.
         The shares of stock of the Corporation may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Corporation.

         Section 7.05      FIXING OF RECORD DATE.
         The Board of Directors may fix in advance a date as a record date for the determination of the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, provided that such record date shall not be a date more than ninety (90) nor less than ten (10) days prior to the date on which the particular action requiring such determination of Stockholders is to be taken. In such case only such Stockholders as shall be Stockholders of record on the record date so fixed shall be entitled to such notice of, and to vote at, such meeting or adjournment, or to give such consent, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, or to take such other action, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date. [MGCL, 2-511]



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         Section 7.06      LOST STOLEN OR DESTROYED CERTIFICATES.
         Before issuing a new certificate for stock of the Corporation alleged to have been lost, stolen or destroyed, the Board of Directors or any officer authorized by the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland. [MGCL, 2-213]

ARTICLE VIII
DETERMINATION OF NET ASSET VALUE, NET INCOME AND DISTRIBUTIONS

         Section 8.01      GENERAL.
         The Board of Directors, in their absolute discretion, may prescribe and shall set forth in a duly adopted vote of the Board such bases and times for determining the per share net asset value of the outstanding shares of capital stock of the Corporation or net income, or the declaration and payment of dividends and distributions, as they may deem necessary or desirable.

ARTICLE 9.01
FISCAL YEAR, ACCOUNTANT

         Section 9.01      FISCAL YEAR.
         The fiscal year of the Corporation shall, unless otherwise ordered by the Board of Directors, be twelve (12) calendar months beginning on the first
(1st) day of January in each year and ending on the last day of the following December.

         Section 9.02      ACCOUNTANT.

         (a) The Corporation shall employ an independent public accountant or a firm of independent public accountants as its Accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The Accountant's certificates and reports shall be addressed both to the Board of Directors and to the Stockholders. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any Stockholders' meeting called for that purpose.

         (b) A majority of the members of the Board of Directors who are not interested persons (as such term is defined in the Investment Company Act of 1940, as amended) of the Corporation shall select the Accountant at any meeting held within thirty (30) days before or after the beginning of the fiscal year of the Corporation or before the annual Stockholders' meeting in that year. Such selection shall be submitted for ratification or rejection at the next succeeding annual Stockholders' meeting. If such meeting shall reject such



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selection, the Accountant shall be selected by majority vote of the
Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of Stockholders called for the purpose. [Investment Company Act, 32(a)]

         (c) Any vacancy occurring between annual meetings, due to the death or resignation of the Accountant, may be filled by the Board of Directors. [Investment Company Act, 32(a)]

ARTICLE X
INDEMNIFICATION AND INSURANCE

         Section 10.01     INDEMNIFICATION OF OFFICERS AND DIRECTORS.
         Subject to and to the fullest extent permitted by the Maryland General Corporation Law and the Investment Company Act of 1940, as from time to time amended, every person who is, or has been, a Director or officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as party or otherwise by virtue of his being or having been a Director or officer and against amounts paid or incurred by him in settlement thereof. [MGCL, 2-418]

         Section 10.02     INDEMNIFICATION OF EMPLOYEES AND AGENTS.
         Employees and agents who are not officers or Directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, in accordance with the procedures and to the extent permissible under the Maryland General Corporation Law, the Securities Act of 1933, as amended, and the Investment Company Act of 1940 as those statutes are now or hereafter in force, and to such further extent, consistent with the foregoing, as may be provided by action of the Board of Directors or by contract.

         Section 10.03 INSURANCE OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or while a Director, officer, employee or agent of the Corporation is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position [MGCL, 2-418(k)]

ARTICLE XI
CUSTODY OF SECURITIES

         Section 11.01     EMPLOYMENT OF A CUSTODIAN.
         The Corporation shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments owned by the Corporation. The Custodian (and any sub-custodian) shall be an institution conforming to the requirements of
Section 17(f) of the Investment Company Act of 1940 and the rules of the Securities and Exchange commission thereunder. The Custodian shall be appointed from time to time by the Board of Directors, which shall fix its remuneration.



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         Section 11.02     TERMINATION OF CUSTODIAN AGREEMENT.
         Upon termination of the Custodian Agreement or inability of the Custodian to continue to serve, the Board of Directors shall promptly appoint a successor Custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the Stockholders to determine whether the Corporation shall function without a Custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock entitled to vote of the Corporation, the Custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

ARTICLE XII
MISCELLANEOUS

         Section 12.01     POWERS OF THE CORPORATION.
         All corporate powers and authority of the Corporation (except as at the time otherwise provided by statute, by the Corporation's Charter or by these By-Laws) shall be vested in and exercised by the Board of Directors. The Corporation may enter into one or more contracts for exclusive or non-exclusive advisory or management services with any partnership, corporation, trust, association or other organization (such entity hereinafter referred to as the "Investment Adviser"), every such contract to comply with any provisions governing such a contract contained in the Investment Company Act of 1940 or any rule or regulation thereunder, or exemptive order granted thereunder, all as from time to time amended; and any such contract may contain such other terms as the Stockholders or the Board of Directors may approve, including the granting of authority to the adviser or manager to determine which securities shall be purchased or sold by the Corporation and what portion of its assets shall be held unvested, which authority shall include the power to make changes in the Corporation's investments, subject always to the Corporation's stated investment objectives, policies and restrictions as from time to time amended and to the direction of the Board. The Board of Directors shall have authority to appoint an underwriter or distributor or distributors or an agent or agents for the sale of shares of common stock of the Corporation and to pay such underwriter, distributor or distributors and agent or agents such compensation as the Board of Directors shall deem appropriate, and to enter into such contract or contracts with such underwriter, distributor or distributors and agent or agents as the Board of Directors may in its discretion deem reasonable and proper. Any such contract may be made with the Investment Adviser or any firm or corporation in which any Director or Directors may be interested.

ARTICLE XIII
AMENDMENTS

         Section 13.01     GENERAL.
         Except as provided in Section 13.02 hereof, all By-Laws of the Corporation, whether adopted by the Board of Directors, or the Stockholders, shall be subject to amendment, alteration or repeal, and new By-Laws may be made, by the affirmative vote of a majority of either:
                  (a) the holders of record of the outstanding shares of stock of the Corporation entitled to vote, at any annual or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law; or




                                      -19-
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                  (b) the Directors, at any regular or special meeting the
notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law. [MGCL, 2-109(b)]

         Section 13.02     BY STOCKHOLDERS ONLY.

                  (a) No amendment of any section of these By-Laws shall be made except by the Stockholders of the Corporation if the By-Laws provide that such section may not be amended, altered or repealed except by the Stockholders.
                  (b) From and after the issue of any shares of the capital stock of the Corporation, no amendment of this Article XIII shall be made except by the Stockholders of the Corporation.

























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